Execution Copy

Exhibit 99.Q

FIRST AMENDMENT TO SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

This First Amendment to Senior Secured Convertible Promissory Note (this “Amendment”) dated as of the 15th day of June, 2005 is made and entered into by Christopher P. Baker (the “Lender”), and Earthworks Entertainment, Inc., a Delaware corporation (the “Company”).

BACKGROUND

1. The Company, the Lender and certain other lenders have entered into a Note and Warrant Purchase Agreement, dated as of May 12, 2004 (the “Agreement”), pursuant to which the Company has made a Senior Secured Convertible Promissory Note in favor of Lender, dated as of May 12, 2004 (the “Note”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Note.

2. The Lender and the Company have agreed to an amendment of the Note as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Lender and the Company, intending to be legally bound, hereby agree as follows:

1. Extension of Maturity Date. The Maturity Date is hereby amended to be May 12, 2006.

2. Warrant. In consideration of the extension of the Maturity Date, the Company hereby agrees to issue to the Lender a warrant (the “2005 Warrant”) to purchase 500,000 shares of Common Stock in the form attached hereto as Exhibit A.

3. Authorization and Enforceability. The Company hereby represents and warrants to the Lender that:

(a) The Company has full corporate power and authority to execute and deliver this Amendment and the 2005 Warrant, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.

(b) The execution and delivery by the Company of this Amendment and the 2005 Warrant, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of the Company.

(c) This Amendment and the 2005 Warrant have been duly executed and delivered by the Company, and, when duly executed and delivered by the other parties hereto or thereto, shall constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms subject to applicable, bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(d) Attached hereto as Exhibit B is a copy of resolutions of the Board of Directors of the Company approving the execution and delivery of this Amendment and the 2005 Warrant.

4. Events of Acceleration. An Event of Acceleration shall be deemed to have occurred if any of the Company’s representations and warranties under Section 3 of this Amendment shall be materially inaccurate as of the date hereof.

5. Continued Effectiveness. Except as specifically amended herein, all other terms and provisions of the Agreement and the Note shall remain unchanged and in full force and effect.

6. Incorporation of Amendment. On and after the date hereof, each reference in the Note to “this Note,” “hereunder,” “hereof,” “herein” or words of like import shall be a reference to the Note as amended hereby and each reference in the Agreement to “the Note” or words of like import shall be a reference to the Note as amended hereby.

7. Governing Law. This Amendment shall be governed and construed in accordance with the internal laws of the Commonwealth of Massachusetts applicable to agreements made and to be performed entirely within the Commonwealth of Massachusetts, without regard to the conflict of law principles thereof.

8. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, admissible into evidence, and all of which together shall be deemed to be a single instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment the day and year first written above.

Earthworks Entertainment, Inc.

/s/ Peter Keefe
Name: Peter Keefe
Title: President

/s/ Christopher P. Baker
Christopher P. Baker